CUSIP No. 36118L 106	Schedule 13G	Page 9 of 9 Pages

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value of $0.00001 per share, of Futu Holdings Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2020.

LEAF HUA LI

/s/ Leaf Hua Li

LERA ULTIMATE LIMITED

By:	/s/ Jane Lee/Keith Ng
Name:	Jane Lee/Keith Ng
for and on behalf of Prudence Directors Limited
Title:	Director

LERA INFINITY LIMITED

By:	/s/ Jane Lee/Keith Ng
Name:	Jane Lee/Keith Ng
for and on behalf of Prudence Directors Limited
Title:	Director